Exhibit 99.1

              Merrill Lynch Reports Record Full Year 2004 Results;

             Net Earnings of $4.4 Billion; $4.38 Per Diluted Share;
                         Pre-Tax Profit Margin of 26.5%

            Fourth Quarter Earnings of $1.2 Billion, $1.19 Per Share
             as Quarterly Net Revenues Increase 21% to $5.9 Billion

     NEW YORK--(BUSINESS WIRE)--Jan. 25, 2005--Merrill Lynch (NYSE:MER) today reported net earnings for 2004 of $4.4 billion, the highest the firm has ever reported, up 16% from $3.8 billion in 2003. Earnings per diluted share were $4.38, a 13% increase over $3.87 per share for the prior year. Net revenues were $22.0 billion, up 11% from the $19.9 billion the firm generated in 2003 and the highest the firm has generated since its peak revenue year in 2000. The 2004 pre-tax profit margin was also a record at 26.5%, and the 2004 return on average common equity was 14.9%. All three of the firm's business segments contributed to these results, each generating higher net revenues and pre-tax earnings in 2004 than in 2003.

     Net revenues in the fourth quarter of 2004 were $5.9 billion, up 21% from the fourth quarter of 2003 and up 22% from the third quarter of 2004. Net earnings for the fourth quarter of 2004 were $1.2 billion, 2% lower than the year-ago period, but up 29% from the 2004 third quarter, as every business segment generated higher revenues than in the prior quarter. Fourth quarter 2004 earnings per diluted share were $1.19; the pre-tax profit margin was 26.4%; and the annualized return on equity was 15.7%.


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     "We are very pleased with the company's financial and operating performance for the year and for the quarter," said Merrill Lynch chairman and chief executive officer Stan O'Neal. "Strong results in the fourth quarter contributed to a record earnings year for Merrill Lynch. But even more importantly, each of our three major businesses turned in an impressive performance, delivering strong results and making great progress toward enhancing their ability to grow.

     "We took a number of strategic steps to strengthen our institutional, private client and investment management businesses," Mr. O'Neal continued. "In Global Markets and Investment Banking, our initiatives to better position our equity markets franchise, broaden our footprint in commodities and capitalize on strong client relationships in investment banking resulted in both strong performance and a better competitive position. In Global Private Client, we grew the ranks of financial advisors considerably and had solid net inflows into annuitized products. And in Merrill Lynch Investment Managers, we improved profitability and continued strong investment performance. Overall, despite market conditions throughout the year that were quite volatile, we finished 2004 well positioned to continue to reward shareholders in the future."


Business Segment Review:

Global Markets and Investment Banking (GMI)
-------------------------------------------

     GMI capitalized on its more diversified portfolio of revenue sources and strong client relationships to generate increased revenue and pre-tax earnings growth in 2004, despite an environment where economic and geopolitical uncertainty affected the markets to varying degrees throughout the year. Both Global Markets and Investment Banking significantly increased net revenues over 2003.

     -- For the full year 2004, GMI's net revenues rose 10%, to $11.0 billion, and pre-tax earnings were $3.9 billion. Global Markets net revenues were up 5% from 2003, while Investment Banking revenues increased 30%. The pre-tax profit margin was 35.1%, compared with 37.8% for 2003, or 36.4% excluding September 11-related recoveries (see Attachment III for details).

     -- GMI's fourth quarter 2004 pre-tax earnings were $1.0 billion, up 28% from the 2004 third quarter. The increased pre-tax earnings were driven by net revenues that increased 32% from both the year-ago and 2004 third quarters, to $2.9 billion. The fourth quarter 2004 pre-tax profit margin was 33.6%.



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     --   Global Markets' 2004 fourth quarter net revenues increased 31% from the 2003 fourth quarter and 25% from the 2004 third quarter, driven by increased sales and trading revenues in both debt and equity markets. Compared with the prior-year period, debt markets net revenues increased, largely from credit products, principal investments and the newly acquired commodities trading business. Equity markets net revenues increased 46% from the 2003 fourth quarter and 30% from the 2004 third quarter. The increase from the prior-year quarter was driven by every major product area, with cash secondary trading and equity financing and services generating the strongest increases.

     -- 2004 fourth quarter net revenues in Investment Banking were up 34% from the year-ago quarter and 52% sequentially. All three major product areas drove the increases. Compared with the 2003 fourth quarter, merger and acquisition advisory revenues increased 55%, debt origination revenues grew 34% and equity origination revenues were up 21%.


Global Private Client (GPC)
---------------------------

     GPC generated record pre-tax earnings and profit margins in 2004 as the business continued to demonstrate the benefits of its focus on revenue diversification, asset annuitization and growth in Financial Advisors (FAs) in a year with uncertain market conditions. GPC achieved its goal to increase the number of FAs by 5%.

     -- For the 2004 full year, GPC generated pre-tax earnings of $1.9 billion, up 23% from 2003. The 2004 pre-tax profit margin was a record 19.1%, up nearly two percentage points from 2003, driven by increased revenues and continued expense discipline. Net revenues for 2004 grew 11% year-on-year, to $9.8 billion.

     -- For the fourth quarter of 2004, GPC generated record pre-tax earnings of $519 million, up 3% from the prior-year period and 26% from the third quarter of 2004. Net revenues were $2.6 billion, up 12% from the 2003 fourth quarter and 13% sequentially. Compared with the 2003 fourth quarter, higher asset values and annuitized asset flows resulted in a 15% increase in fee-based revenues. Transactional and origination revenues increased 11% with more active markets. The fourth quarter 2004 pre-tax profit margin was 19.8%.

     -- For the full year 2004, total FA headcount increased by 620, to approximately 14,100 globally. FA turnover, including top producers, remained at low levels.

     -- Total assets in GPC accounts grew to $1.4 trillion. Net inflows into annuitized products were $7 billion during the quarter, bringing the year-to-date total to $36 billion, the highest annual total since GPC began tracking these flows. Total net new money for GPC in 2004 was $24 billion, up significantly from 2003.

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     --   In the fourth quarter of 2004, Merrill Lynch changed its method of accounting to recognize certain retail account fees over the contract period instead of when the fees were received, and prior period results have been restated to reflect this change. This change was not material in any period presented, and this restatement resulted in a cumulative decrease to stockholders' equity of $65 million, or 0.2%.


Merrill Lynch Investment Managers (MLIM)
----------------------------------------

     MLIM continued to generate strong investment performance while focusing on broadening the distribution of its products and maintaining operating discipline, leading to strong revenue and earnings growth and significantly improved profitability in 2004.

     -- For the full year 2004, MLIM's pre-tax earnings were $460 million, up 77% from 2003, on net revenues that grew 16%, to $1.6 billion. The pre-tax profit margin for 2004 increased 10 percentage points from 2003 to 29.1%.

     -- MLIM's fourth quarter 2004 pre-tax earnings were $130 million, 37% higher than the fourth quarter of 2003 and up 17% from the 2004 third quarter. Net revenues increased 14% from both the year-ago period and sequentially, to $426 million, driven primarily by increased average asset values as well as positive currency translation. The pre-tax profit margin for the fourth quarter of 2004 was 30.5%, up 5.2 percentage points from 25.3% in the year-ago period and up slightly from the 2004 third quarter.

     -- MLIM's relative investment performance continues to exceed management targets. More than 70% of global assets under management were ahead of their respective benchmarks or medians for the one-, three- and five-year periods ended in November 2004.

     -- Third party retail mutual fund sales in Europe and Asia continue to be a strong area of growth for MLIM. Revenues from these products grew substantially during 2004 and surpassed revenues from institutional products in those regions for the first time during the fourth quarter. MLIM also launched its joint venture in China during 2004.

     -- Firmwide, assets under management totaled $501 billion at the end of the fourth quarter of 2004, essentially unchanged from the end of 2003. Compared with the end of 2003, increased asset values and positive currency translation were offset by net outflows, primarily in liquidity products, driven by rising short-term interest rates during the year.


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Prior Year September 11-Related Net Recoveries
----------------------------------------------

     The September 11-related net recovery in the fourth quarter of 2003 included a final pre-tax insurance recovery of $85 million, partially offset by September 11-related costs of $20 million. The insurance recovery represented a partial business interruption settlement for GMI and GPC and was recorded as a reduction of expenses in those segments. The costs were recorded in GPC and the Corporate segment. Net Restructuring and other charges of $20 million were also recorded in the fourth quarter of 2003, which were distributed across all three business segments.

     Full-year 2003 results included a total of $147 million of pre-tax September 11-related net insurance recoveries recorded in GMI and GPC, and the aforementioned $20 million of pre-tax expense associated with restructuring charges. Net of tax, these items increased net income by a total of $94 million.


Compensation Expenses
---------------------

     The full-year 2004 ratio of compensation and benefits expenses to net revenues declined to 48.1% from 49.4% in 2003. Fourth quarter 2004 compensation expenses were $2.7 billion, or 45.7% of net revenues, compared to 42.3% in the year-ago quarter.


Non-Compensation Expenses
-------------------------

     Overall, non-compensation expenses were $1.6 billion in the fourth quarter of 2004. Excluding the impact of the net recovery related to September 11 and restructuring costs in 2003, non-compensation expenses were up $362 million from the 2003 fourth quarter, due principally to consolidation of firm investments, litigation costs, and some increases due to higher activity levels.

     Details of the significant changes in non-compensation expenses from the fourth quarter of 2003 are as follows:

     -- expenses of consolidated firm investments totaled $103 million, up 91%, reflecting the impact of entities consolidated during 2004;

     -- communications and technology costs were $400 million, up 16% due primarily to higher systems consulting, market information charges and telecom expenses;

     -- occupancy and related depreciation expenses increased 12%, to $255 million, due principally to office space write-offs and higher building maintenance fees;

     -- brokerage, clearing, and exchange fees were $208 million, up 16% due in part to the acquisition of a clearing business;

     -- professional fees increased 34%, to $203 million, due principally to higher legal, employment service, and other professional fees;

     -- advertising and market development expenses were $152 million, up 43% due primarily to increased advertising, promotional and travel costs; and

     -- other expenses were $271 million, up $72 million, primarily reflecting higher litigation provisions.


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Income Taxes
------------

     Merrill Lynch's full-year effective tax rate was 24.0% reflecting the mix of U.S. and foreign-sourced income, tax settlements and the reversal of the Japanese valuation allowance.


Staffing
--------

     Merrill Lynch's full-time employees totaled 50,600 at the end of the fourth quarter of 2004, a net increase of 700 during the quarter. This increase primarily reflects acquisitions in GMI.


Stock Repurchase Plan
---------------------

     As part of its active management of equity capital, Merrill Lynch repurchased 6.3 million shares of its common stock during the fourth quarter at an average price of $55.55 per share. Through the end of the fourth quarter, Merrill Lynch repurchased a cumulative total of 54.0 million shares at an average price of $54.94, completing the $2 billion repurchase authorized in February 2004 and utilizing $968 million of the additional $2 billion repurchase authorized in July 2004.


2005 Fiscal Calendar
--------------------

     Merrill Lynch's fiscal quarters in 2005 will end on the following dates: first quarter, April 1; second quarter, July 1; third quarter, September 30; fourth quarter and fiscal year, December 30.

     Ahmass Fakahany, executive vice president and chief financial officer, will host a conference call today at 10:00 a.m. EST to discuss the company's 2004 fourth quarter and full year results. The conference call can be accessed via a live audio webcast available through the Investor Relations website at www.ir.ml.com or by dialing (888) 810-0245 (U.S. callers) or (706) 634-0180
(non-U.S. callers). On-demand replay of the webcast will be available from approximately 1:00 p.m. EST today at the same web address.

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     Merrill Lynch is one of the world's leading financial management and advisory companies with offices in 36 countries and total client assets of approximately $1.6 trillion. As an investment bank, it is a leading global underwriter of debt and equity securities and strategic advisor to corporations, governments, institutions, and individuals worldwide. Through Merrill Lynch Investment Managers, the company is one of the world's largest managers of financial assets. Firmwide, assets under management total $501 billion. For more information on Merrill Lynch, please visit www.ml.com.

     Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, investment banking backlogs, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future performance, which are inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch's control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility, actions and initiatives taken by both current and potential competitors, general economic conditions, the effects of current, pending and future legislation, regulation and regulatory actions, and the other risks detailed in Merrill Lynch's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC's website, www.sec.gov.

     Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its reports on Form 10-K, Form 10-Q and Form 8-K.


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